UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☐
Filed by a Party other than the Registrant  ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

 ILLUMINA, INC.

(Name of Registrant as Specified in its Charter)

CKH ACQUISITION CORPORATION
ROCHE HOLDING LTD

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PERSONS WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES

Set forth below are the names of (i) the independent candidates and the alternate nominees (the “Roche Nominees”) of CKH Acquisition Corporation (“CKH”) for election to the Board of Directors of Illumina, Inc. (“Illumina”) and (ii) the directors, officers and employees of Roche Holding Ltd and CKH who are or may be deemed “participants” in the solicitation of proxies in connection with Illumina’s 2012 Annual Meeting (the “2012 Annual Meeting”).

The Roche Nominees

Name
Bary Bailey
James Berges
Earl (Duke) Collier, Jr.
Dwight Crane, Ph.D.
David Dodd
John Gilly, Ph.D.
Michael Griffith
Jay Hunt
Jack Kaye
Jonathan Macey, Ph.D.
Michael Wyzga

Directors, Officers and Employees of Roche Holding Ltd

Name	Present Position with Parent or Other Principal Occupation or Employment
Dr. Franz B. Humer	Chairman
Prof. Dr. Bruno Gehrig	Vice-Chairman and Independent Lead Director
André Hoffmann	Vice-Chairman
Prof. Dr. Pius Baschera	Director; Chairman of Hilti Corporation
Prof. Sir John Irving Bell	Director; Regius Professor of Medicine at the University of Oxford; President of Academy of Medical Sciences in the United Kingdom
Lodewijk J.R. de Vink	Director; Partner in Blackstone Healthcare Partners, LLC
Dr. DeAnne Julius	Director; Chairman of Chatham House; Chairman of the Royal Institute of International Affairs
Dr. Andreas Oeri	Director; orthopedic surgeon
Prof. Dr. Beatrice Weder di Mauro	Director; Professor of International Finance and Macroeconomics at the University of Mainz
William M. Burns	Director
Dr. Christoph Franz	Director; Chairman of the Executive Board and Chief Executive Officer of Deutsche Lufthansa AG
Peter R. Voser	Director; Chief Executive Officer of Royal Dutch Shell plc
Paul Bulcke	Director; Chief Executive Officer of Nestlé S.A.
Dr. Arthur D. Levinson	Director; Chairman of Genentech, Inc.; Chairman of Apple Inc.
Dr. Severin Schwan	Chief Executive Officer of Roche Group

Name	Present Position with Parent or Other Principal Occupation or Employment
Alan Hippe	Chief Financial and IT Officer
Daniel O’Day	Chief Operating Officer of the Diagnostics Division
Sascha Bucher	Vice Director, Mergers and Acquisitions

Directors, Officers and Employees of CKH

Name
Bruce Resnick
Frederick C. Kentz III
Roger Brown
David P. McDede

Interests of Participants and Other Potential Participants

On December 19, 2011, CKH purchased 100 shares of Illumina common stock for $26.90 per share through an ordinary brokerage transaction.  No part of the purchase price or market value of any of such shares was represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding those shares.

No additional compensation will be paid to the direectors, officers and employees of Roche Holding Ltd and CKH who may be participants in the solicitation of proxies.

Except as set forth herein, to our knowledge, as of the date hereof, no person listed above has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter which we believe will be acted upon at the 2012 Annual Meeting, except (i) to the extent that the election of the Roche Nominees and the approval of the other proposals to be made by CKH at the 2012 Annual Meeting may have an impact on the consummation of the tender offer by CKH for all outstanding shares of Illumina’s common stock pursuant to the Offer to Purchase filed with the Securities and Exchange Commission on January 27, 2012, CKH and its affiliates could be considered to have a material interest in certain of the matters to be acted upon at the 2012 Annual Meeting and (ii) the interest of each Roche Nominee in being elected to serve as a director of Illumina.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THESE MATERIALS ARE FOR INFORMATIONAL PURPOSES ONLY AND DO NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ILLUMINA COMMON STOCK. THE TENDER OFFER IS BEING MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS) FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) ON JANUARY 27, 2012. THESE MATERIALS, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.  INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT

WWW.SEC.GOV. THE OFFER TO PURCHASE AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE WILL BE FILING A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT DOCUMENTS WITH THE SEC IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE 2012 ANNUAL MEETING OF ILLUMINA (THE “PROXY STATEMENT”). PROMPTLY AFTER FILING A DEFINITIVE PROXY STATEMENT WITH THE SEC, ROCHE WILL MAIL THE PROXY STATEMENT AND A PROXY CARD TO EACH ILLUMINA STOCKHOLDER ENTITLED TO VOTE AT THE 2012 ANNUAL MEETING. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED (WHEN AVAILABLE) FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

INVESTORS AND SECURITY HOLDERS CAN OBTAIN ADDITIONAL INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE ROCHE NOMINEES AND OTHER PARTICIPANTS BY READING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.